                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 15, 2004

                         MACKINAC FINANCIAL CORPORATION

      (previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)
             (Exact name of registrant as specified in its charter)

         MICHIGAN                      0-20167                    38-2062816
(State or other jurisdiction         (Commission               (IRS Employer
of incorporation)                    File Number)            Identification No.)

130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN                        49854
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (800) 200-7032

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2004, North Country Financial Corporation (now known as "Mackinac Financial Corporation") (the "Company", "we") closed the transactions contemplated by the Stock Purchase Agreement dated August 10, 2004, as amended by the First Amendment to Stock Purchase Agreement dated September 28, 2004 (the "Stock Purchase Agreement"). At the closing, we completed several transactions as more fully described in our current report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2004 (the "Prior 8-K").

In addition to the transactions described in the Prior 8-K, we entered into a new employment agreement with David Crimmins. Mr. Crimmins' agreement provides that he be employed and appointed as either a Senior Vice President or a Senior Managing Director of the Company's wholly-owned subsidiary, North Country Bank and Trust (the "Bank"). The agreement is effective (the "Effective Time") upon the later of December 20, 2004 or our receipt of all consents and approvals from each of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Michigan Office of Financial and Insurance Services, any other federal or state banking authority, and any other regulatory authority required in connection with his appointment as a senior officer of the Bank (including any approval of his employment agreement).

Mr. Crimmins is to receive a salary of not less than $175,000 per year, a signing bonus of $100,000, and a guaranteed 2005 bonus minimum of $75,000. The Company will also pay or contribute to all costs in connection with Mr. Crimmins' membership in one country club utilized for business-related activities and assume a car lease payment for his benefit, in an amount not to exceed $450 per month.

Further, after the Effective Time, Mr. Crimmins is to be awarded options to purchase 20,000 shares of the Company's common stock. Twenty percent of the options will vest immediately, and the remaining opinions will vest in increments over a four year period and upon Mr. Crimmins meeting certain specified performance criteria.

The agreement has an initial term of 36 months and will thereafter be automatically extended for additional 1 year periods unless written notice is given by one party to the other of his or its intention not to renew. It contains confidentiality provisions and entitles Mr. Crimmins to participate in any Company employee benefit plans generally made available to executive employees of the Company and the Bank.

In the event the agreement is terminated, we are required to make termination payments in accordance with the provisions summarized in the chart on the following page.

REASON FOR TERMINATION                    TERMINATION PAYMENTS
----------------------                    --------------------
Death, contract is not extended after     Salary, benefits under employee
36 months, employment is terminated       benefit plans and expenses to be
voluntarily by him or by us for cause.    reimbursed through the date of
                                          termination of employment.

For disability or by us without cause.    Salary and employee benefits for a
                                          period of 1 year following the
                                          effectiveness of the termination. If
                                          the termination of employment occurs
                                          during the initial 36 months of
                                          employment, the payments and benefits
                                          will continue for the longer of (i)
                                          the balance of the initial 36 months,
                                          or (ii) one year following the
                                          termination.

After a change in control (by the         Receives 200% of annual salary. If the
employee for good reason or by the        termination occurs during the initial
Company other than for cause).            36 months, then there will be added to
                                          the payment the amount, if any, by
                                          which the present value of this
                                          payment exceeds 200% of his then
                                          annual base salary.

In the event the payments made under the employment agreement, together with any amounts required to be included under the Internal Revenue Code of 1986, as amended (the "Code"), result in an "Excess Parachute Payment," as that term is defined in Section 280G of the Code, then the amount of the payments provided for in the agreement are to be reduced in an amount which eliminates any and all excise tax which would otherwise be imposed under Section 4999 of the Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MACKINAC FINANCIAL CORPORATION


Date: December 20, 2004
                                          By: /s/  Paul D. Tobias
                                              ----------------------------------
                                                 Paul D. Tobias
                                                 Chairman of the Board and
                                                 Chief Executive Officer